UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 22, 2017

CARBON NATURAL GAS COMPANY
(Exact name of registrant as specified in charter)

Delaware	000-02040	26-0818050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Broadway, Suite 1170, Denver, Colorado	80290
(Address of principal executive offices)	(Zip code)

(720) 407-7043
(Registrant's telephone number including area code)

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of the stockholders of Carbon Natural Gas Company (“Carbon”) was held on June 22, 2017 (the “Annual Meeting”), at which the stockholders voted on the following matters:

1.	The election of six (6) members (James H. Brandi, David H. Kennedy, Bryan H. Lawrence, Peter A. Leidel, Patrick R. McDonald and Edwin H. Morgens) to Carbon’s Board of Directors, each to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

2.	Advisory vote on executive compensation;

3.	Advisory vote on the frequency of submitting executive compensation to an advisory vote of the stockholders;

4.	The appointment of EKS&H LLLP, as Carbon’s independent registered accounting firm.

Carbon did not solicit proxies with respect to the matters voted upon at the Annual Meeting.  The Board of Directors was re-elected in its entirety and Carbon collected ballots reflecting the approval (on an advisory basis) of its executive compensation as follows:

	Votes For	Votes Against	Abstained
Advisory vote on executive compensation	3,223,012	0	0

Carbon also collected ballots reflecting the approval of submitting executive compensation to an advisory vote of the stockholders every three (3) years voted as follows:

	Every Year	Every 2 Years	Every 3 Years
Advisory vote on frequency of submitting executive compensation to an advisory vote of the stockholders	0	0	3,223,012

Carbon also collected ballots reflecting the approval of EKS&H LLLP as Carbon’s independent registered public accounting firm voted as follows:

	Votes For	Votes Against	Abstained
Appointment of independent registered public accounting firm	3,223,012	0	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARBON NATURAL GAS COMPANY

/s/ Patrick R. McDonald
Patrick R. McDonald, CEO
Dated: June 28, 2017

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